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                             GREENWOOD TRUST COMPANY
                      Master Servicer, Servicer and Seller


                                       and


                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee


                       on behalf of the Certificateholders



                             FOURTH AMENDMENT TO THE
                         POOLING AND SERVICING AGREEMENT
                           Dated as of October 1, 1993



                             ----------------------



                          DISCOVER CARD MASTER TRUST I



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                                   Dated as of
                                November 30, 1998


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                  THIS FOURTH AMENDMENT TO THE POOLING AND SERVICING AGREEMENT
(the "Amendment"), dated as of November 30, 1998, is entered into by and between GREENWOOD TRUST COMPANY, a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Greenwood") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee.

                  WHEREAS Greenwood and the Trustee have entered into the POOLING AND SERVICING AGREEMENT (the "Agreement") dated as of October 1, 1993 relating to Discover Card Master Trust I; and

                  WHEREAS pursuant to subsection 13.01(a) of the Agreement, Greenwood and the Trustee desire to amend Sections 1.01, 3.02, 3.07, 3.08, 4.01, 6.01, 6.05, 12.02 and 12.03 thereof and Exhibits D, F and G thereto in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                  1.       Definitions.
                           ------------

                  Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

                  2.       Amendments to Section 1.01.
                           ---------------------------

                  The following definitions are hereby amended and restated in their entirety to read as follows:

                           "Certificate" shall mean any certificated Seller Certificate or any one of the Class A Certificates or the Class B Certificates.

                           "Certificateholder" or "Holder" shall mean an Investor Certificateholder, a Person in whose name a Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated Seller Certificate is recorded in the books and records of the Trustee.

                           "Final Trust Termination Date" shall mean the expiration of 21 years from the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993.

                           "Holder of the Seller Certificate" shall mean, at any specified time, the holder or owner of the Seller Certificate, each of which, if there is more than one such holder or owner, shall be a party to the Seller Certificate Ownership Agreement, with the respective interests granted to each of such parties pursuant to the Seller Certificate Ownership Agreement. The initial Holder of the Seller Certificate shall be Greenwood.



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                           "Seller Certificate" shall mean (i) if a Seller
                           elects to evidence its fractional undivided interest in the Trust in certificated form pursuant to Section
                           6.01 hereof, the certificate executed by Greenwood on behalf of the Holder of the Seller Certificate and authenticated by the Trustee, substantially in the form of Exhibit D hereto, or (ii) an uncertificated fractional undivided interest in the Trust as evidenced by a recording in the books and records of the Trustee including the right to receive the Collections and other amounts to be paid to the Holder of the Seller Certificate at the times and in the amounts specified herein and in any series supplement hereto which may be in effect from time to time.

                   3.      Amendments to Section 3.02.
                           ---------------------------

                  (a) Section 3.02(e)(ii) is hereby amended and restated in its entirety to read as follows:

                           (ii) On or before the fifth Business Day prior to the date on which the Sale Agreement is to be executed (the "Agreement Date"), such Servicer shall notify the Trustee, the Master Servicer and any Credit Enhancement Provider that the Sold Receivables are to be sold on behalf of the Trust. On or before the third Business Day prior to the date on which a sale is to be effective (each a "Sale Date"), such Servicer shall deliver to the Trustee, the Master Servicer and any Credit Enhancement Provider written notice of the Sale Date.

                  (b) Section 3.02(e)(iii) is hereby amended and restated in its entirety to read as follows:

                           (iii) Such Servicer shall have delivered to the Trustee an Officer's Certificate on the Agreement Date representing and warranting that the Servicer reasonably believes that the consideration to be paid to the Trust for the Sold Receivables, is, as of the Agreement Date, fair and adequate in light of then prevailing market conditions. Such Servicer shall also deliver to the Trustee within five Business Days following the last day of each calendar month an Officer's Certificate confirming that all conditions to sales that occurred during the immediately preceding calendar month as set forth in this Section 3.02(e) (other than those in subsection (iv) below) have been satisfied. The Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  4.       Amendments to Section 3.07.
                           ---------------------------

                  (a) Section 3.07(a) is hereby amended and restated in its entirety to read as



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follows:

                           (a) Master Servicer's Annual Certificate. The Master Servicer will deliver to the Trustee, Greenwood on behalf of the Holder of the Seller Certificate and the Rating Agencies, on or before March 15 of each calendar year, beginning in March 1999, an Officer's Certificate substantially in the form of Exhibit F hereto stating that
                                    (a) in the course of the performance by the signer of his duties as an officer of the Master Servicer he would normally obtain knowledge of any Master Servicer Termination Event, and (b) whether or not he has obtained knowledge of any such Master Servicer Termination Event during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, and, if so, specifying each such Master Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) Section 3.07(b) is hereby amended and restated in its entirety to read as follows:

                           (b) Servicers' Annual Certificates. Each Servicer will deliver to the Trustee, Greenwood on behalf of the Holder of the Seller Certificate and the Rating Agencies, on or before March 15 of each calendar year, beginning in March 1999 with respect to Greenwood as Servicer, and, for any other Servicer, beginning in the fiscal year following the fiscal year in which Receivables in Accounts serviced by such Servicer are first added to the Trust, an Officer's Certificate substantially in the form of Exhibit G hereto stating that
                                    (a) in the course of the performance by
                                    the signer of his or her duties as an
                                    officer of such Servicer he or she would normally obtain knowledge of any Servicer Termination Event, and (b) whether or not he or she has obtained knowledge of any such Servicer Termination Event during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, and, if so, specifying each such Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of any such certificate may be obtained by any Investor
                                    Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                   5.      Amendments to Section 3.08.
                           ---------------------------

                  (a) Section 3.08(a) is hereby amended and restated in its entirety to read as follows:



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                           (a)      On or before March 15 of each calendar
                                    year, beginning in March 1999, the Master
                                    Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Master Servicer and each Servicer under this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with Sections 3.03, 4.03, 4.04, 4.05 and 8.07 of this Agreement and the provisions relating to servicing or the allocation and payment of Collections in any Series Supplements, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) Section 3.08(b) is hereby amended and restated in its entirety to read as follows:

                           (b)      On or before March 15 of each calendar
                                    year, beginning in March 1999, the Master
                                    Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies, to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Master Servicer pursuant to the applicable Series Supplements during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, with the computer reports of the Master Servicer and each Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.



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                  6.       Amendment to Section 4.01.
                           --------------------------

                  The second sentence of Section 4.01 is hereby amended by deleting the phrase "Fractional Undivided Interest" and inserting the phrase "fractional undivided interest" in place thereof.

                  7.       Amendments to Section 6.01.
                           ---------------------------

                  (a) The second sentence of Section 6.01(a) is hereby amended and restated in its entirety to read as follows:

                           A Seller may elect at any time, by written notice to the Trustee, to have its fractional undivided interest in the Trust be (i) evidenced by a certificate or (ii) an uncertificated interest. If a Seller elects to have its fractional undivided interest in the Trust be uncertificated, it shall deliver to the Trustee for cancellation any certificate previously issued. If a Seller elects to have its fractional undivided interest in the Trust be evidenced by a certificate, such certificate shall be issued pursuant hereto, substantially in the form of Exhibit D, and shall upon issue be executed and delivered by a Seller to the Trustee for authentication and redelivery as provided in Sections
                           2.02 and 6.03.

                           (b)      The fifth sentence of Section 6.01(a) is
hereby amended and restated in its entirety to read as follows:

                           "The Seller Certificate shall represent the entire Seller Interest."

                           (c)      The first sentence of Section 6.01(c) is
hereby amended by deleting the phrase "(in the case of the Seller Certificate)" and inserting "(in the case of any certificated Seller Certificate)" in place thereof.

                           (d)      The third sentence of Section 6.01(c) is
hereby amended by deleting the phrase "the Seller Certificate" and inserting "any certificated Seller Certificate" in place thereof.

                  8.       Amendments to Section 6.05.
                           ---------------------------

                           Section 6.05(a) is hereby amended by deleting the phrase "Fractional Undivided Interest" in the last full line thereof and inserting the phrase "fractional undivided interest" in place thereof.

                           Section 6.05(b) is hereby amended by deleting the phrase "Fractional Undivided Interest" in the last full line thereof and inserting the phrase "fractional undivided interest" in place thereof.

                  9.       Amendment to Section 12.02.
                           ---------------------------




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                  The second sentence of Section 12.02(a) is hereby amended
and restated in its entirety to read as follows:

                           The Master Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Sections 3.07(a) and 3.07(b) covering the period during the transition period from January 1, 1998 through November 30, 1998, or the then-current fiscal year ended November 30, as applicable, through the date of such notice.

                  10.      Amendment to Section 12.03.
                           ---------------------------

                  The first sentence of Section 12.03 is hereby amended and restated in its entirety to read as follows:

                           Upon the termination of the Sellers' obligations and responsibilities with respect to the Trust pursuant to Section 12.01 and the surrender, if applicable, of any certificated Seller Certificate, the Trustee shall sell, assign, and convey to Greenwood on behalf of the Holder of the Seller Certificate (without recourse, representation or warranty except for the warranty that since the date of transfer by any Seller under this Agreement the Trustee has not sold, transferred or encumbered any such Receivables or interest therein) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof except, if applicable, for amounts held by the Trustee pursuant to Section 12.02(b).

                  11.       Amendment to Exhibit D (Form of Seller Certificate).
                           ----------------------------------------------------

                  (a) The first paragraph immediately following the legends on Exhibit D to the Agreement is hereby amended by deleting the phrase "Fractional Undivided Interest" in the third line thereof and inserting the phrase "fractional undivided interest" in place thereof.

                  (b) The first sentence of the fourth paragraph immediately following the legends on Exhibit D to the Agreement is hereby amended by deleting the phrase "Fractional Undivided Interest" and inserting the phrase "fractional undivided interest" in place thereof.

                  12. Amendment to Exhibit F (Form of Master Servicer's Annual Certificate).
                           --------------------

                  Paragraph 3 of Exhibit F to the Agreement is hereby amended and restated in its entirety to read as follows:

                           During the [transition period from January 1, 1998 through November 30, 1998] [fiscal year ended November 30, _____] in the course of my duties as an officer of the Master Servicer, I would normally obtain knowledge of



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                           any Master Servicer Termination Event.

                  13. Amendment to Exhibit G (Form of Servicer's Annual Certificate).
                           -------------

                  Paragraph 3 of Exhibit G to the Agreement is hereby amended and restated in its entirety to read as follows:

                           During the [transition period from January 1, 1998 through November 30, 1998] [fiscal year ended November 30, _____] in the course of my duties as an officer of [Name], I would normally obtain knowledge of any Servicer Termination Event relating to [Name].

                  14.      Effect Upon the Agreement. Except as specifically set
                           --------------------------
forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  15.      Counterparts. This Amendment may be executed in two
                           -------------
or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.





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IN WITNESS WHEREOF, Greenwood and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                    GREENWOOD TRUST COMPANY,
                                    as Master Servicer, Servicer and Seller


                                    By: /s/ Steven L. Mahon
                                        ---------------------------------
                                    Name: Steven L. Mahon
                                    Title: Vice President, Bank Operations


                                    U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                    By: /s/ Martha Sanders
                                        ---------------------------------
                                    Name: Martha Sanders
                                    Title: Vice President




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